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                                                                EXHIBIT 10.5

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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     This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into this 26th day of December, 1996, by and between OccuSystems, Inc., a Delaware corporation (the "Company"), and W. Thomas Fogarty, M.D. ("Executive").

                                  WITNESSETH:

     WHEREAS, the Company and Executive have entered into a certain Employment Agreement, dated as of May 15, 1995 (the "Employment Agreement"); and

     WHEREAS, the Company and Executive now desire to enter into this Amendment for the purpose of making certain amendments to the Employment Agreement deemed necessary and desirable and in the best interests of the Company and Executive, all as more fully described herein; and

     WHEREAS, the members of the Option and Compensation Committee of the Company's Board of Directors have heretofore approved the execution and delivery of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1.  Compensation Upon Termination or Failure to Renew.  Section 6 of the
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Employment Agreement is hereby amended to read in its entirety as follows:

          "6.  Compensation Upon Termination or Failure to Renew.  Executive
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     shall be entitled to the following compensation from the Company upon the termination of his employment or upon the Company's delivery of notice pursuant to Section 1 that the Term of this Agreement shall not following any anniversary of the date hereof be automatically extended for an additional year.

               (a)   Death.  If Executive's employment shall be terminated by
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     reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or life insurance policy maintained by the Company. In addition, the Company shall make payments of premiums to continue the medical and dental insurance coverage of Executive's spouse and children


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     under age twenty-five (25) as in effect at and as of the date of
     Executive's death (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the date of Executive's death, in each case to the extent such coverage is available.

               (b)   Disability.  During any period that Executive fails to
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     perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 5(b) hereof or until Executive terminates his employment pursuant to Section 5(d)(2) hereof, whichever first occurs. After such termination, the Company shall pay to Executive, on or before the fifth day following the Date of Termination (as hereinafter defined) his Base Salary to the Date of Termination. In addition, the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available.

               (c)   Cause.  If Executive's employment shall be terminated for
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     Cause, the Company shall pay Executive his Base Salary through the Date of
     Termination at the rate in effect at the time Notice of Termination is given. Such payments shall fully discharge the Company's obligations hereunder.

               (d)   Breach by the Company, for Good Reason, or Upon Failure to
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     Renew.  If (1) in breach of this Agreement, the Company shall terminate
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     Executive's employment (it being understood that a purported termination of
     Executive's employment by the Company pursuant to any provision of this Agreement that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (2) Executive shall terminate his employment for Good Reason, or (3) the Company shall give Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, then the Company shall pay Executive:

          (A) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;


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          (B)   in lieu of any further salary payments to Executive for
          periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive on or before the fifth day following the Date of Termination, a lump sum in cash equal to Executive's full annual Base Salary at the rate in effect at the time the Notice of Termination is given; and

          (C) all benefits payable under the terms of any employee benefit plan or other arrangement as of the Date of Termination.

          In addition, the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available.

                 (e)  Mitigation. Executive shall not be required to mitigate
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     the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise."

     2.   Other Provisions Relating to Termination.  Section 7(b) of the
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Employment Agreement is hereby amended to read in its entirety as follows:

          "(b)   Date of Termination.  For purposes of this Agreement, "Date of
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     Termination" shall mean: (1) if Executive's employment is terminated by his death, the date of his death; (2) if Executive's employment is terminated because of a disability pursuant to Section 5(b), then thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, then, subject to Sections 7(c) and 7(d), the date specified in the Notice of Termination;
     (4) if the Company gives Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, the date upon which the Term expires; and (5) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given."

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     3.   No Change.  Except as expressly modified hereby, the Employment
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Agreement shall continue in effect unchanged.


     IN WITNESS WHEREOF, the Company and Executive have executed this Amendment on and as of the date first set forth above.


THE  COMPANY:                              EXECUTIVE:

OCCUSYSTEMS,  INC.


By:     /s/ John K. Carlyle                      /s/ W. Thomas Fogarty, M.D.
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            John K.Carlyle                           W. Thomas Fogarty, M.D.
            President




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